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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

All subsidiaries do business under the respective names listed below.



1.       Investors Capital Trust I
           Delaware trust

2.       Investors Capital Services, Inc.
           Delaware corporation

3.       Investors Bank & Trust Company
           Massachusetts chartered trust company

4.       Investors Safe Deposit Corp.
           Massachusetts corporation

5.       IBT Trust Company (Cayman) Ltd.
           Cayman Islands trust company

6.       Investors Securities Corporation
           Massachusetts securities corporation

7.       IBT Fund Services (Canada) Inc.
           incorporated in Canada

8.       Investors Trust Holdings Ireland
           organized in the Republic of Ireland

9.       Investors Financial Services (Ireland) Ltd.
           organized in the Republic of Ireland

10.      Investors Trust & Custodial Services (Ireland) Ltd.
           organized in the Republic of Ireland

11.      Investors Fund Services (Ireland) Ltd.
           organized in the Republic of Ireland